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                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
                       THE SECURITIES EXCHANGE ACT OF 1934


                                DECEMBER 1, 2000
                                (Date of Report)

                                 TIMELINE, INC.
                (Name of Registrant as Specified in its Charter)

     STATE OF WASHINGTON           1-13524                  91-1590734
(State or Other Jurisdiction  Commission File Number      (IRS Employer
      of Incorporation)                               Identification Number)

                        3055 112TH AVENUE N.E., SUITE 106
                           BELLEVUE, WASHINGTON 98004
                    (Address of Principal Executive Offices)

                                 (425) 822-3140
                               (Telephone Number)


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ITEM 5. SETTLEMENT OF PATENT INFRINGEMENT LAWSUIT WITH SAGENT

Effective December 1, 2000, Timeline, Inc. and Sagent Technology, Inc. entered into a Settlement Agreement and Release for the mutual settlement of the patent infringement lawsuit filed by Timeline against Sagent in the U.S. District Court for the Western District of Washington (Case No. C99-0414C). Under the terms of the settlement, Sagent is obligated to pay $600,000 in cash and issue 600,000 shares of Sagent common stock to Timeline. Effective upon receipt of the cash and stock from Sagent, Timeline has agreed to dismiss the lawsuit against Sagent. As part of the settlement, Sagent admitted the validity and enforceability of the claims of Timeline's patents, but did not admit infringement.

As part of the settlement, Timeline entered into a patent license agreement with Sagent under which it granted to Sagent a non-exclusive license to use Timeline's U.S. patents (Nos. 5,802,511, 6,023,694 and 6,026,392) in connection with Sagent's products. Timeline also covenanted not to bring further suits for patent infringement against Sagent or its customers arising out of the use of the licensed products. In addition, Sagent covenanted not to sue Timeline or users of its products for infringement of Sagent's U.S. patent (No. 6,038,558) in connection with Timeline's products.

The 600,000 shares of Sagent common stock issuable to Timeline will be restricted under U.S. securities laws, and Sagent has agreed to file a registration statement for the shares as soon as possible.

Timeline and Sagent issued a joint press release on December 4, 2000, announcing the settlement with Sagent, a copy of which is filed as Exhibit 99.1 to this Current Report on Form 8-K.

ITEM 7. FINANCIAL STATEMENTS AND EXHIBITS

        (c)    Exhibits.

               Number        Description
               ------        -----------

               99.1 Company press release dated December 4, 2000: "Sagent and Timeline Settle Patent-Infringement Case."


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                                   SIGNATURES

        Pursuant to the requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized, dated as of December 4, 2000.

                               TIMELINE, INC.



                               By:     /s/ Charles R. Osenbaugh
                                       -------------------------------------
                                       Charles R. Osenbaugh
                                       Chief Executive Officer